                                                                  Exhibit 10(g)

                    BANK OF AMERICA 401(k) RESTORATION PLAN

                (as amended and restated effective July 1, 2000)

                     BANK OF AMERICA 401(k) RESTORATION PLAN
                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I DEFINITIONS........................................................    1

     Section 1.1     Definitions.............................................    1
                     -----------

ARTICLE II PLAN ADMINISTRATION...............................................    4

     Section 2.1     Committee...............................................    4
                     ---------


ARTICLE III DEFERRED COMPENSATION PROVISIONS.................................    4

     Section 3.1     Form and Time of Elections..............................    4
                     --------------------------

     Section 3.2     Deferrals by Highly Compensated Associates..............    4
                     ------------------------------------------

     Section 3.3     Matching Contributions for Highly Compensated Associates    5
                     --------------------------------------------------------

     Section 3.4     Deferrals by Key Associates.............................    6
                     ---------------------------

     Section 3.6     Account Adjustments.....................................    7
                     -------------------

     Section 3.7     Account Payments Following Termination of Employment....    8
                     ----------------------------------------------------

     Section 3.8     In-Service Withdrawals..................................   12
                     ----------------------

     Section 3.9     Other Contributions.....................................   13
                     -------------------


ARTICLE IV AMENDMENT AND TERMINATION.........................................   13

     Section 4.1     Amendment and Termination...............................   13
                     -------------------------


ARTICLE V MISCELLANEOUS PROVISIONS...........................................   13

     Section 5.1     Nature of Plan and Rights...............................   13
                     -------------------------

     Section 5.2     Termination of Employment...............................   14
                     -------------------------

     Section 5.3     Spendthrift Provision...................................   14
                     ---------------------

     Section 5.4     Employment Noncontractual...............................   14
                     -------------------------

     Section 5.5     Adoption by Other Participating Employers...............   14
                     -----------------------------------------

     Section 5.6     Applicable Law..........................................   14
                     --------------

     Section 5.7     Merged Plans............................................   14
                     ------------

     Section 5.8     Status Under the Act....................................   15
                     --------------------

     Section 5.9     Claims Procedure........................................   15
                     ----------------

                     BANK OF AMERICA 401(k) RESTORATION PLAN

                       (as amended and restated effective July 1, 2000)

     THIS INSTRUMENT OF AMENDMENT AND RESTATEMENT is executed effective as of the 1st day of July, 2000, by BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation");

                              Statement of Purpose
                              --------------------

     The Corporation sponsors The NationsBank Corporation 401(k) Restoration Plan (the "Restoration Plan"). The purpose of the Restoration Plan is to provide benefits, on a non-qualified and unfunded basis, to certain associates whose benefits under The NationsBank 401(k) Plan (the "401(k) Plan") are adversely affected by the limitations of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Internal Revenue Code, as well as certain limits placed on the contribution rates of highly compensated participants established by the administrative committee under The NationsBank 401(k) Plan.

     Effective July 1, 2000, a number of changes are being made to the Corporation's employee benefit plans in connection with the combination of the former NationsBank and BankAmerica benefit programs. By this Instrument, the Corporation is amending and restating the Restoration Plan effective July 1, 2000 to (i) make a number of design changes to the Restoration Plan in connection with those benefit program changes, (ii) rename the Restoration Plan as the "Bank of America 401(k) Restoration Plan", and (iii) otherwise meet current needs.

     NOW, THEREFORE, for the purposes aforesaid, the Corporation hereby amends and restates the Restoration Plan effective July 1, 2000 to consist of the following Articles I through V:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1     Definitions.   Unless the context clearly indicates
                     -----------
otherwise, when used in the Restoration Plan:

          Account means, collectively, the Deferral Account and
          -------
     Matching Contribution Restoration Account.

          Annual Incentive Award means, with respect to a Key Associate, any
          ----------------------
     annual incentive award payable to such Key Associate pursuant to (i) the Bank of America Executive Incentive Compensation Plan or (ii) any other incentive compensation plan of the Corporation or any of its Subsidiaries approved for purposes of this Plan by the Committee. Annual Incentive Awards may be payable annually, quarterly, or on such other basis as provided by the applicable plan.

          Associate means a common law employee of a Participating Employer
          ---------
     who is identified as an employee in the personnel records of the Participating Employer.

          Beneficiary means the "Beneficiary" of a Covered Associate under the
          -----------
     401(k) Plan, unless the Covered Associate elects a different Beneficiary for purposes of the Restoration Plan in accordance with such procedures as the Personnel Group may establish from time to time. If there is no Beneficiary election in effect under the 401(k) Plan or the Restoration Plan at the time of a Covered Associate's death, or if the designated Beneficiary fails to survive the Covered Associate, then the Beneficiary shall be the Covered Associate's surviving spouse, or if there is no surviving spouse, the Covered Associate's estate.

          Benefit Determination Date means the last day of the calendar month
          --------------------------
     following the calendar month in which a Covered Associate's employment with the Participating Employers terminates, or the last day of a subsequent calendar month if the Personnel Group determines to be administratively necessary or appropriate (e.g., as a result of the timing of notification to the Personnel Group of such termination of employment).

          Code means the Internal Revenue Code of 1986. References to the Code
          ----
     shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

          Code Limitations means any one or more of the limitations and
          ----------------
     restrictions that Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Code place on the Pre-Tax Employee Contributions and Matching Contributions for a Covered Associate under the 401(k) Plan. In addition, Code Limitations also means and refers to any limitations on contributions under the 401(k) Plan established by the 401(k) Plan administrative committee with respect to highly compensated participants.

          Committee means the committee designated pursuant to Section 2.1 of
          ---------
     the Restoration Plan.

          Corporation means Bank of America Corporation, a Delaware
          -----------
     corporation, and any successor thereto.

          Covered Associate means either a Highly Compensated Associate or a
          -----------------
     Key Associate.

          DCP means the BankAmerica Corporation Deferred Compensation Plan.
          ---

          Deferral Account means the account established and maintained on the
          ----------------
     books of a Participating Employer to record a Covered Associate's interest under the Restoration Plan attributable to amounts credited to the Covered Associate pursuant to Section 3.2 or Section 3.4 of the Restoration Plan.

          401(k) Plan means The Bank of America 401(k) Plan, as in effect from
          -----------
    time to time.

          Highly Compensated Associate means an Associate eligible to
          ----------------------------
     participate in the 401(k) Plan who the Personnel Group determines to be a "highly compensated employee" (within the meaning of Section 414(q) of the Code) under the 401(k) Plan for a Plan Year, but shall not include a Key Associate.

          Key Associate means a Covered Associate who is in Band 0, 1, 2 or 3,
          -------------
     or who has annual base compensation of $100,000 or more as determined by the Personnel Group in its discretion at such time or times as it may select.

          Matching Contribution Restoration Account means the account
          -----------------------------------------
     established and maintained on the books of a Participating Employer to record a Covered Associate's interest under the Restoration Plan attributable to amounts credited to the Covered Associate pursuant to
     Section 3.3 or Section 3.5 of the Restoration Plan.

          Participating Employer means (i) the Corporation, (ii) each other
          ----------------------
     "Participating Employer" under (and as defined in) the 401(k) Plan on the date hereof and (iii) any other incorporated or unincorporated trade or business which may hereafter adopt both the 401(k) Plan and the Restoration Plan. In addition, the Personnel Group, in its sole and exclusive discretion, may designate certain other entities as "Participating Employers" under the Restoration Plan for such purposes as the Personnel Group may determine from time to time.

          Personnel Group means the Personnel Group of the Corporation.
          ---------------

          Plan Year means the twelve-month period commencing January 1 and
          ---------
     ending the following December 31.

          Restoration Plan means this plan: the Bank of America 401(k)
          ----------------
     Restoration Plan as in effect from time to time.

          SRP means the BankAmerica Supplemental Retirement Plan, other than
          ---
     the portion of the SRP that restored benefits under the BankAmerica Pension Plan.

Any capitalized terms used in the Restoration Plan that are defined in the documents comprising the 401(k) Plan have the meanings assigned to them in the 401(k) Plan, unless such terms are otherwise defined above in this Article or unless the context clearly indicates otherwise.

                                   ARTICLE II
                               PLAN ADMINISTRATION

     Section 2.1     Committee. The Restoration Plan shall be administered by
                     ---------
the "Committee" under (and as defined in) the 401(k) Plan (although certain provisions of the Restoration Plan shall be administered by the Personnel Group as specified herein). The Committee shall be empowered to interpret the provisions of the Restoration Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Restoration Plan by action of a majority of its members in office from time to time. The Committee may adopt such rules and regulations for the administration of the Restoration Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Committee with respect to the Restoration Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Restoration Plan. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretative issues that may arise an connection with its administration of the Restoration Plan (including without limitation any determination as to claims for benefits hereunder), and the Committee's exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious. The Committee may delegate any of its duties and powers hereunder to the extent permitted by applicable law.

                                   ARTICLE III
                        DEFERRED COMPENSATION PROVISIONS

     Section 3.1     Form and Time of Elections. Prior to January 1 of a Plan
                     --------------------------
Year, or at such other times as may be established by the Personnel Group, a Covered Associate for the Plan Year may elect to defer under the Restoration Plan such amounts as provided by this Article III in accordance with the procedures set forth in this Section 3.1. All elections made under this Section
3.1 shall be made in writing on a form, or pursuant to such other non-written procedures, as may be prescribed from time to time by the Personnel Group and shall be irrevocable for such Plan Year. An election by a Covered Associate under this Section 3.1 shall continue in effect for all subsequent Plan Years (during which the Covered Associate is a highly compensated employee) unless and until changed or terminated by the Covered Associate in accordance with procedures established from time to time by the Personnel Group. Any such change in or termination of an election under this Section 3.1 shall be effective as of the January 1 of the next succeeding Plan Year.

     Section 3.2     Deferrals by Highly Compensated Associates. If a Highly
                     ------------------------------------------
Compensated Associate makes an election to defer in accordance with Section 3.1 above for a Plan Year, the amount attributable to any Pre-Tax Employee Contribution for a particular pay period during the Plan Year which cannot be credited to the Highly Compensated Associate under the 401(k) Plan because of the Code Limitations shall be credited to a Deferral Account established and maintained in the name of the Highly Compensated Associate on the books and records of his or her Participating Employer. Such amount shall be credited to the Deferral Account as of the date the amount would have otherwise been paid to the Highly Compensated Associate.

     Section 3.3     Matching Contributions for Highly Compensated Associates.
                     --------------------------------------------------------
A Participating Employer shall establish and maintain on its books a Matching Contribution Restoration Account for each Highly Compensated Associate employed by such Participating Employer whose Matching Contributions under the 401(k) Plan shall have been limited, directly or indirectly, by the operation of the Code Limitations. If a Highly Compensated Associate is a Match-Eligible Participant for the Plan Year under the 401(k) Plan, the Highly Compensated Associate's Matching Contribution Restoration Account shall be credited as of the Valuation Date under the 401(k) Plan that occurs on the last day of the Plan Year with an amount equal to the sum of Amount A and Amount B, where:

     Amount A is one hundred percent (100%) of the sum of the portions (if any)
     --------
     of the amounts credited to the Highly Compensated Associate's Deferral Account for the Plan Year pursuant to Section 3.2 above that would have been Matchable Pre-Tax Employee Contributions for the Plan Year under the 401(k) Plan had such amounts been contributed to the 401(k) Plan as Pre-Tax Employee Contributions for the Highly Compensated Associate and the Code Limitations not applied to the 401(k) Plan.

     Amount B is one hundred percent (100%) of the portion (if any) of the
     --------
     actual Matchable Pre-Tax Employee Contributions made to the 401(k) Plan for the Highly Compensated Associate for the Plan Year with respect to which Matching Contribution allocations were not made under Section 5.4 of the 401(k) Plan or (if made) were forfeited under Section 5.4 of the 401(k) Plan because of the Code Limitations.

Notwithstanding the foregoing, no amount shall be credited to the Matching Contribution Restoration Account of a Highly Compensated Associate for a Plan Year to the extent it relates to bonus, incentive or commission compensation payable to the Highly Compensated Associate for the Plan Year in excess of One Million Dollars ($1,000,000); provided, however, that for a Highly Compensated
                              --------  -------
Associate who first becomes eligible to participate in the Restoration Plan on July 1, 2000 as a result of the merger of the DCP or SRP into the Restoration Plan on that date, the foregoing limit shall apply only with respect to bonuses, incentives or commissions earned and paid following July 1, 2000. In addition, the Plan Administrator may determine, in its sole and exclusive discretion, to deduct from the amount otherwise to be credited to the Matching Contribution Restoration Account of a Highly Compensated Associate for a Plan Year an amount necessary to pay any related payroll taxes.

     Section 3.4     Deferrals by Key Associates.
                     ---------------------------

     (a)     Deferral Accounts for Key Associates. A Participating Employer
             ------------------------------------
shall establish and maintain on its books a Deferral Account for each Key Associate employed by such Participating Employer who elects pursuant to
Section 3.1 to defer the receipt of any amount of the Restoration Plan. Such Deferral Account shall be designated by the name of the Key Associate for whom established. The amount to be deferred under this Section 3.4 for a payroll period shall be credited to such Deferral Account as of the date such amount would have otherwise been paid to the Key Associate.

     (b)     Election to Defer Base Salary. A Key Associate may elect to defer,
             -----------------------------
on a combined basis with the 401(k) Plan as hereinafter provided, up to thirty percent (30%) of the Key Associate's base salary for a Plan Year; provided,
                                                                  --------
however, that the Key Associate has elected to defer no less than the maximum
-------
percentage amount permissible under the 401(k) Plan for the Plan Year. Deferrals shall be made on a payroll period basis. The deferral of base salary for a payroll period shall be made after any Pre-Tax Employee Contributions under the 401(k) Plan for the payroll period related to such base salary such that the total percentage of base salary deferred for the payroll period on a combined basis with the percentage of base salary deferred under the 401(k) Plan for the payroll period shall equal the percentage elected by the Key Associate without any regard to the Code Limitations.

     (c)     Election to Defer Covered Annual Incentive Award. Each Key
             ------------------------------------------------
Associate for a Plan Year may elect pursuant to Section 3.1 above to defer for the Plan Year up to ninety percent (90%) of any Annual Incentive Award otherwise payable to the Key Associate for the Plan Year. Such deferral shall be made without regard to the Code Limitations. Any portion of an Annual Incentive Award not deferred under the Restoration Plan shall be excluded from the Key Associate's Compensation in accordance with, and subject to, the terms and provisions of the 401(k) Plan (and therefore shall not be included in determining the amount of the Key Associate's Pre-Tax Employee Contributions under the 401(k) Plan).

     Section 3.5     Matching Contributions for Key Associates.
                     -----------------------------------------

     (a)     Matching Contribution Restoration Account for Key Associates. A
             ------------------------------------------------------------
Participating Employer shall establish and maiftain on its books a Matching Cgntribution Restoration Account for each Key Associate employed by such Participating Employer who is credited with a matching contribution under this
Section 3.5. Such Matching Contribution Restoration Account shall be designated by the name of the Key Associate for whom established.

     (b)     Matching Contributions for Base Salary Deferrals. If a Key
             ------------------------------------------------
Associate is a Match-Eligible Participant for the Plan Year under the 401(k) Plan, the Key Associate's Matching Contribution Restoration Account shall be credited as of the Valuation Date under the 401(k) Plan that occurs on the last day of the Plan Year with an amount determined consistent with the provisions of Section 3.3 above with respect to any base salary deferrals for the Plan Year pursuant to Section 3.4(b) above.

     (c)     Matching Contributions for Annual Incentive Awards. If a Key
             --------------------------------------------------
Associate is a Match-Eligible Participant for a Plan Year under the 401(k) Plan and has deferred any portion of the Key Associate's Annual Incentive Award under Section 3.4(c) that would have otherwise been paid during the Plan Year, then the Matching Contribution Restoration Account of the Key Associate shall be credited as of the Valuation Date under the 401(k) Plan that occurs on the last day of the Plan Year with a matching contribution equal to the amount of the Annual Incentive Award otherwise payable during the Plan Year that is deferred by the Key Associate pursuant to Section 3.4(c) above, but excluding any such deferrals that exceed five percent (5%) of the Key Associate's total Annual Incentive Award. Notwithstanding the foregoing, the maximum amount of such matching contribution for a Plan Year shall equal Fifty Thousand Dollars ($50,000) (i.e., the matching contribution shall not be based on the portion of an Annual Incentive Award exceeding $1,000,000).

     (d)     Payroll Taxes. The Plan Administrator may determine, in its sole
             -------------
and exclusive discretion, to deduct from the amount otherwise to be credited to the Matching Contribution Restoration Account of a Key Associate for a Plan Year an amount necessary to pay any related payroll taxes.

     Section 3.6     Account Adjustments.
                     -------------------

     (a)     Account Adjustments for Deemed Investments. The Committee shall
             ------------------------------------------
from time to time designate one or more investment vehicle(s) in which the Accounts of Covered Associates shall be deemed to be invested. The investment vehicle(s) may be designated by reference to the investments available under other plans sponsored by a Participating Employer (including the 401(k) Plan). Each Covered Associate shall designate the investment vehicle(s) in which his or her Account shall be deemed to be invested according to the procedures developed by the Personnel Group, except as otherwise required by the terms of the Restoration Plan. No Participating Employer shall be under an obligation to acquire or invest in any of the deemed investment vehicle(s) under this subparagraph, and any acquisition of or investment in a deemed investment vehicle by a Participating Employer shall be made in the name of the Participating Employer and shall remain the sole property of the Participating Employer. Effective July 1, 2000, the designated investment vehicles shall be (and shall remain until such time as changed by the Committee in its sole discretion from time to time according to its procedures for designating investments) the following:

     (i)     Nations LifeGoal Income & Growth Portfolio;
     (ii)    Nations LifeGoal Balanced Growth Portfolio;
     (iii)   Nations LifeGoal Growth Portfolio;
     (iv)    Nations LargeCap Index;
     (v)     Nations MidCap Index Fund;
     (vi)    Nations SmallCap Index Fund;
     (vii)   Stable Capital Fund;
     (viii)  Nations Bond Fund;
     (ix)    Nations Value Fund;
     (x)     Nations Interfational Equity Fund;
     (xi)    Nations Marsico Focused Equities Fund; and

     (xii)   Bank of America Corporation Common Stock Fund.

The Committee shall also establish from time to time a default Fund into which a Covered Associate's Account shall be deemed to be invested if the Covered Associate fails to provide investment instructions pursuant to this Section 3.6(a). Effective July 1, 2000, such default Fund shall be the Stable Capital Fund.

     (b)     Periodic Account Adjustments. Each Account shall be adjusted from
             ----------------------------
time to time at such intervals as determined by the Personnel Group. The Personnel Group may determine the frequency of account adjustments by reference to the frequency of account adjustments under another plan sponsored by a Participating Employer. The amount of the adjustment shall equal the amount that each Covered Associate's Account would have earned (or lost) for the period since the last adjustment had the Account actually been invested in the 401(k) Plan in the deemed investment vehicle(s) designated by the Covered Associate for such period pursuant to Section 3.6(a).

     Section 3.7     Account Payments Following Termination of Employment.
                     ----------------------------------------------------

     (a)     Payment Options.
             ---------------

             (i) A Covered Associate may make or change a payment option election among any of the payment options described in subparagraph (ii) below, subject to the provisions of subparagraph (iii) below. The election shall not become effective until the later of (A) the date that is twelve
     (12) months after the date that the election is made (as determined by the Personnel Group in its discretion) or (B) the date the Covered Associate attains age fifty-five (55).

             (ii) The payment options from which a Covered Associate may elect are as follows: (A) single cash payment, (B) five (5) annual installments or (C) ten (10) annual installments, as such methods are more fully described below.

             (iii) Any election made under this Section 3.7(a) shall be made on such form, at such time and pursuant to such procedures as determined by the Personnel Group in its sole discretion from time to time. A Covered Associate may not have more than two (2) payment elections pending under this Section 3.7(a) at any one time.

             (iv) For a Covered Associate who dges not yet have an election in effect under this Section 3.7(a) or for a Covered Associate who fails to elect a payment option under this Section 3.7(a), the method of payment shall be the single cash payment.

     (b)     Single Cash Payments.  The following provisions shall apply with
             --------------------
respect to single cash payments under the Restoration Plan:

             (i) If a Covered Associate terminates employment with the Participating Employers either (A) before attainment of age fifty-five
     (55) or (B)
     with a vested Account balance (determined as of the Benefit Determination
     Date) that is Fifty Thousand Dollars ($50,000) or less (even if the Covered Associate has elected and is otherwise eligible for installment payments), then the Covered Associate's Account, to the extent vested, shall be determined as of the Benefit Determination Date, and such final vested Account balance shall be paid in a single cash payment to the Covered Associate (or to the Covered Associate's Beneficiary in the case of the Covered Associate's death) as soon as administratively practicable after the Benefit Determination Date.

             (ii) If a Covered Associate terminates employment with the Participating Employers after attainment of age fifty-five (55) with a vested Account balance (determined as of the Benefit Determination Date) exceeding Fifty Thousand Dollars ($50,000) and with a single cash payment election in effect under Section 3.7(a), then such Covered Associate's Account, to the extent vested, shall continue to be credited with adjustments under Section 3.6 through the last day of the Plan Year in which such termination of employment occurs. The final vested Account balance as of the last day of such Plan Year shall be paid in a single cash payment to the Covered Associate (or to the Covered Associate's Beneficiary in the case of the Covered Associate's death) within ninety
     (90) days following the end of such Plan Year. Notwithstanding the foregoing, if the applicable Benefit Determination Date occurs in the Plan Year after the Plan Year in which termination of employment occurs, then the single cash payment shall be in the amount of the Account Balance determined as of the Benefit Determination Date and shall be payable as soon as administratively practicable after the Benefit Determination Date.

     (c)     Annual Installments. If a Covered Associate terminates employment
             -------------------
with the Participating Employers after attainment of age fifty-five (55) with a vested Account balance (determined as of the Benefit Determination Date) exceeding Fifty Thousand Dollars ($50,000) and with an installment payment election in effect under Section 3.7(a), then the amount of the annual installments shall be calculated and paid pursuant to the following provisions:

             (i)     Timing of Payments. The first installment shall be paid
                     ------------------
     within ninety (90) days following the end of the Plan Year in which the Covered Associate's employment with the Participating Employers terminates; provided, however, that if the applicable Benefit
                 --------  -------
     Determination Date occurs in the Plan Year after the Plan Year in which termination of employment occurs, then the first installment shall be paid as soon as administratively practicable after the Benefit Determination Date. Each subsequent installment shall be paid within ninety (90) days following the end of each subsequent Plan Year during the selected payment period.

             (ii)    Amount of Installments. The amount payable for each
                     ----------------------
     installment shall equal the Account balance as of the end of the applicable Plan Year divided by the number of remaining installments (including the installment then payable); provided, however, that if the
                                                --------  -------
     applicable Benefit Determination Date occurs in the

     Plan Year after the Plan Year in which termination of employment occurs, then the amount of the first installment shall be based on the amount of the Account balance as of such Benefit Determination Date.

             (iii)   Investment of Account During Payment Period. The Covered
                     -------------------------------------------
     Associate's Account, to the extent vested, shall continue to be credited with adjustments under Section 3.6 through the end of the Plan Year in which the Covered Associate's employment with the Participating Employers terminates (or through the applicable Benefit Determination Date if the Benefit Determination Date occurs in the Plan Year after the Plan Year in which termination of employment occurs). If the Covered Associate has elected to receive payment through five (5) annual installments, then the Covered Associate shall be permitted to continue to direct the investment of the Covered Associate's unpaid Account balance in accordance with
     Section 3.6 during the payment period (i.e., through the last day of the fourth Plan Year after the Plan Year in which the Covered Associate's employment with the Participating Employers terminates). If the Covered Associate has elected to receive payment through ten (10) annual installments, then the Covered Associate's unpaid Account balance shall be deemed invested in the Stable Capital Fund during the payment period (i.e., through the last day of the ninth Plan Year after the Plan Year in which the Covered Associate's employment with the Participating Employers terminates).

             (iv)    Death of Covered Associate. If a Covered Associate covered
                     --------------------------
     by this Section 3.7(c) dies, then the annual installments (or remaining annual installments in the case of death after commencement of payment) shall be paid to the Covered Associate's Beneficiary as and when such installments would have otherwise been paid to the Covered Associate had the Covered Associate not died.

     (d)     Vesting of Matching Accounts. Notwithstanding any provision of the
             ----------------------------
Restoration Plan to the contrary, if a Covered Associate is not fully (100%) vested in the amount credited tg the Associate's Matching Contribution Account under the 401(k) Plan at the time of the Associate's termination of employment with the Participating Employers, then the amount credited to the Covered Associate's Matching Contribution Restoration Account shall be reduced as of the applicable Benefit Determination Date to an amount equal to the product of
(i) the amount then credited to said Matching Contribution Restoration Account multiplied by (ii) the vested percentage applicable to the Associate's Matching Contribution Account and Pre-1993 Stock/Thrift Plan Matching Contribution Account under the 401(k) Plan as of the date of such termination of employment. The amount by which the Associate's Matching Contribution Restoration Account is reduced by application of the preceding sentence shall be forfeited as of the applicable Benefit Determination Date.

     (e)     Other Payment Provisions. Subject to the provisions of Section
             ------------------------
3.8, a Covered Associate shall not be paid any portion of the Associate's Account prior to the Associate's termination of employment with the Participating Employers. Any deferral or payment hereunder shall be subject to applicable payroll and withholding taxes. For purposes of the Restoration Plan, a Covered Associate shall be deemed to have terminated employment with the

Participating Employers upon eligibility for benefits under the Long-Term Disability Plan in which the Covered Associate participates as in effect from time to time; provided, however, that the Personnel Group may in its discretion
              --------  -------
determine that a Covered Associate who is eligible to receive Long-Term Disability Plan benefits has not terminated employment if the Personnel Group concludes that the Covered Associate is likely to return to work. In the event any amount becomes payable under the provisions of the Restoration Plan to a Covered Associate, Beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person's fiduciary (or attorney-in-fact in the case of an incompetent) as the Personnel Group, in its sole discretion, may decide, and the Personnel Group shall not be liable to any person for any such decision or any payment pursuant thereto.

     (f)     Former DCP and SRP Participants. Notwithstanding any other
             -------------------------------
provisions in this Restoration Plan to the contrary, the following provisions shall apply to a Covered Associate who was participating in the DCP or SRP as of June 30, 2000:

             (i) If the Covered Associate has in effect as of June 30, 2000 an installment payment election (but not including an annuity payment election based on the Covered Associate's life or the joint life of the Covered Associate and his or her Beneficiary) under the DCP or (if no installment payment election is in effect under the DCP) the SRP (a "Prior Plan Installment Election"), then the Covered Associate's vested Account balance shall be payable in the number of installments provided by such Prior Plan Installment Election (even if the Covered Associate has not attained age fifty-five (55) upon termination of employment) unless either
     (A) the Covered Associate changes such election in accordance with the provisions of Section 3.7(a)(ii) above or this Section 3.7(f) or (B) the Covered Associate's vested Account balance is Fifty Thousand Dollars ($50,000) or less as of the applicable Benefit Determination Date (in which case the Account shall be payable in a single cash payment in accordance with Section 3.7(b)(i) above).

             (ii) Notwithstanding any provision of the Prior Plan Installment Election to the contrary, the timing of the installment payments and the method for determining the amount of each installment payment shall be determined in accordance with the provisions of Section 3.7(c)(i) and (ii) above.

             (iii) Notwithstanding any provision of the Prior Plan Installment Election to the contrary, if the Prior Plan Installment Election had been made under the SRP with a payment period of five (5) years or less or under the DCP (regardless of the payment period), then the Account may continue to be invested during the payment period in accordance with the Covered Associate's investment election as provided in
     Section 3.6 (consistent with the provisions of Section 3.7(c)(iii) applicable to five (5) annual installments). However, if the Prior Plan Installment Election had been made under the SRP with a payment period in excess of five (5) years, then the Account shall be deemed invested in the Stable

     Capital Fund during the payment period (consistent with the provisions of Section 3.7(c)(iii) applicable to ten (10) annual installments).


             (iv) If a Covered Associate to which this Section 3.7(f) applies is under age fifty-five (55), then (A) the Covered Associate may at any time elect to change the method of payment to a single cash payment and (B) the Covered Associate may elect on or before August 31, 2000 to change the method of payment to either a single cash payment or five (5) or ten (10) year annual installments. In either case, such election shall not become effective until the date that is twelve (12) months after the date that the election is made (as determined by the Personnel Group in its discretion).

             (v) In the case of a former DCP or SRP participant who is not employed by the Participating Employers as of July 1, 2000, payments of DCP and SRP balances shall be made in accordance with the provisions of the DCP and SRP, as applicable, except that any participant-directed investment of DCP accounts shall be made in accordance with the provisions of Section 3.6 above.

     Section 3.8     In-Service Withdrawals.
                     ----------------------

     (a)     Withdrawals on Demand. A Covered Associate who is in the active
             ---------------------
service of a Participating Employer may elect to receive an unscheduled payment of up to one hundred percent (100%) of his or her vested Account balance at any time; provided, however, that (i) ten percent (10%) of the amount requested
      --------  -------
shall be forfeited from the Covered Associate's Account and (ii) the Covered Associate shall be ineligible to participate in the Restoration Plan for the remainder of the Plan Year in which the withdrawal is made and one (1) Plan Year thereafter.

     (b)     Withdrawals on Account of an Unforeseeable Emergency. A Covered
             ----------------------------------------------------
Associate who is in active service of a Participating Employer may, in the Committee's sole discretion, receive a refund of all or any part of the amounts previously credited to the Covered Associate's Accounts (to the extent vested) in the case of an "unforeseeable emergency". A Covered Associate requesting a payment pursuant to this Section shall have the burden of proof of establishing, to the Committee's satisfaction, the existence of such "unforeseeable emergency", and the amount of the payment needed to satisfy the same. In that regard, the Covered Associate shall provide the Committee with such financial data and information as the Committee may request. If the Committee determines that a payment should be made to a Covered Associate under this Section such payment shall be made within a reasonable time after the Committee's determination of the existence of such "unforeseeable emergency" and the amount of payment so needed. The Committee may in its discretion establish the order in which amounts shall be withdrawn under this Section from a Covered Associate's Accounts. As used herein, the term "unforeseeable emergency" means a severe financial hardship to a Covered Associate resulting from a sudden and unexpected illness or accident of the Covered Associate or of a dependent of the Covered Associate, loss of the Covered Associate's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Covered Associate. The circumstances that shall constitute an "unforeseeable emergency" shall depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Covered Associate's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Examples of what are not considered to be "unforeseeable emergencies" include the need to send a Covered Associate's child to college or the purchase of a home. Withdrawals of amounts because of an "unforeseeable emergency" shall not exceed an amount reasonably needed to satisfy the emergency need. If any withdrawal is permitted pursuant to this Section during a Plan Year, no further deferral of compensation shall be made during the Plan Year from and after the effective date of the withdrawal.

     Section 3.9     Other Contributions. The Participating Employers may from
                     -------------------
time to time, in their sole and exclusive discretion, elect to credit a Covered Associate's Account with additional amounts not otherwise contemplated by this
Article III.

                                   ARTICLE IV
                            AMENDMENT AND TERMINATION

     Section 4.1     Amendment and Termination. The Corporation shall have the
                     -------------------------
right and power at any time and from time to time to amend the Restoration Plan in whole or in part, on behalf of all Participating Employers, and at any time to terminate the Restoration Plan or any Participating Employer's participation hereunder; provided, however, that no such amendment or termination shall reduce the amount actually credited to the Account(s) of any current or former Covered Associate (or beneficiary of a deceased Covered Associate) on the date of such amendment or termination, or further defer the due dates for the payment of such amounts, without the consent of the affected person. In connection with any termination of the Restoration Plan the Corporation shall have the authority to cause the Accounts of all current and former Covered Associates (and beneficiary of any deceased Covered Associates) to be paid in a single sum payment as of a date determined by the Corporation or to otherwise accelerate the payment of all Accounts in such manner as the Corporation shall determine in its discretion.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

     Section 5.1     Nature of Plan and Rights. The Restoration Plan is
                     -------------------------
unfunded and intended to constitute an incentive and deferred compensation plan for a select group of officers and key management employees of the Participating Employers. If necessary to preserve the above intended plan status, the Committee, in its sole discretion, reserves the right to limit or reduce the number of actual participants and otherwise to take any remedial or curative action that the Committee deems necessary or advisable. The Accounts established and maintained under the Restoration Plan by a Participating Employer are for accounting purposes only and shall not be deemed or construed to create a trust fund of any kind or to grant a property interest of any kind to any Associate, designated beneficiary or estate. The amounts credited by a Participating Employer to such Accounts are and for all purposes shall continue to be a part of the general assets of such Participating Employer, and to the extent that an Associate, beneficiary or estate acquires a right to receive payments from such Participating Employer pursuant to the

Restoration Plan, such right shall be no greater than the right of any unsecured general creditor of such Participating Employer.

     Section 5.2     Termination of Employment. For the purposes of the
                     -------------------------
Restoration Plan, an Associate's employment with a Participating Employer shall not be considered to have terminated so long as the Associate is in the employ of any Participating Employer, other member of the Controlled Group or any other entity as the Personnel Group may designate.

     Section 5.3     Spendthrift Provision. No Account balance or other right
                     ---------------------
or interest under the Restoration Plan of an Associate, beneficiary or estate may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such balance, right or interest shall be liable for or subject to any debt, obligation or liability of the Associate, designated beneficiary or estate. Notwithstanding the foregoing, the Participating Employers shall have the right to offset from a Covered Associate's unpaid benefits under the Restoration Plan any amounts due and owing from the Covered Associate to the extent permitted by law.

     Section 5.4     Employment Noncontractual. The establishment of the
                     -------------------------
Restoration Plan shall not enlarge or otherwise affect the terms of any Associate's employment with his Participating Employer, and such Participating Employer may terminate the employment of the Associate as freely and with the same effect as if the Restoration Plan had not been established.

     Section 5.5     Adoption by Other Participating Employers. The Restoration
                     -----------------------------------------
Plan may be adopted by any Participating Employer participating under the 401(k) Plan, such adoption to be effective as of the date specified by such Participating Employer at the time of adoption.

     Section 5.6     Applicable Law. The Restoration Plan shall be governed and
                     --------------
construed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States of America.

     Section 5.7     Merged Plans. From time to time the Participating
                     ------------
Employers may cause other nonqualified plans to be merged into the Restoration Plan. Schedule 5.7 attached hereto sets forth the names of the plans that merged into the Restoration Plan by July 1, 2000 and their respective merger dates. Schedule 5.7 shall be updated from time to time to reflect mergers after July 1, 2000.

     Upon such a merger, the account balance(s) immediately prior to the date of merger of each participant in the merged plan shall be transferred and credited as of the merger date to one or more accounts established under the Restoration Plan for such participant. From and after the merger date, the participant's rights shall be determined under the Restoration Plan, and the participant shall be subject to all of the restrictions, limitations and other terms and provisions of the Restoration Plan. Not in limitation of the foregoing, each Restoration Plan Account established for the participant as a result of the merger shall be periodically adjusted when and as provided in
Section 3.6 hereof as in effect from time to time and shall be paid at such time and in such manner as provided in Section 3.7 and Section 3.8 hereof, except to the extent otherwise provided on Schedule 5.7. The Personnel Group shall, in its discretion, establish any procedures it deems necessary or advisable in order to administer any such plan mergers, including without limitation procedures for transitioning from the method of account adjustments under the prior plan to the methods provided for under the Restoration Plan.

     Section 5.8     Status Under the Act. The Restoration Plan is maintained
                     --------------------
for purposes of providing deferred compensation for a select group of management or highly compensated employees. In addition, to the extent that the Restoration Plan makes up benefits limited under the 401(k) Plan as a result of
Section 415 of the Code, the Restoration Plan shall be considered an "excess benefit plan" within the meaning of the Act.

     Section 5.9     Claims Procedure. Any claim for benefits under the
                     ----------------
Restoration Plan by a Covered Associate or Beneficiary shall be made in accordance with the claims procedures set forth in the 401(k) Plan.

     IN WITNESS WHEREOF, this instrument has been executed by the Corporation as of the day and year first above written.

                                     BANK OF AMERICA CORPORATION


                                     By: /s/ J. Steele Alphin
                                        ---------------------------------------
                                         Title:  Corporate Personnel Executive
                                                ------------------------------

                                  SCHEDULE 5.7

                         MERGED PLANS AS OF JULY 1, 2000
                         -------------------------------

Plan Name                                                     Date of Merger
---------                                                     --------------

C&S Policy Committee Supplemental                             December 31, 1992
     Savings Plan

C&S Key Executive Supplemental                                December 31, 1992
     Savings Plan

C&S/Sovran Supplemental Retirement                            December 31, 1992
     Plan for Former Sovran Executives
     (Thrift Restoration Benefits)

First & Merchants Corporation Deferred                        March 31, 1993
     Management Incentive Compensation
     Plan

Sovran Deferred Compensation Plan                             March 31, 1993

NationsBank of Texas, N.A. Profit                             March 31, 1993
     Sharing Restoration Plan

Thrift Plan Reserve Account Maintained                        March 31, 1993
     Under the NationsBank Corporation
     and Designated Subsidiaries
     Supplemental Executive Retirement Plan

Bank South Executive Bonus Deferral Plan                      July 1, 1996

Boatmen's Bancshares, Inc. Executive Deferred                 December 31, 1997
Compensation Plan

Fourth Financial Corporation Executive Deferred               December 31, 1997
Compensation Plan

NationsBank Corporation Key Employee Deferral Plan            April 1, 1998

Deferred compensation components of the NationsBank           April 1, 1998
Corporation Executive Incentive Compensation Plan

Management Excess Savings Plan of Barnett Banks, Inc.         December 31, 1998
and its Affiliates

BankAmerica Deferred Compensation Plan                        June 30, 2000

BankAmerica Supplemental Retirement Plan                      June 30, 2000